Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 9, 2004, by and among Saba Software, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated as of the date hereof by and among the Company, and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliates” of a Person shall mean any Person that controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, “control” means the ability of one Person to direct the management and policies of another Person.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (i) the 90th calendar day following the Closing Date and (ii) the fifth trading day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Holder” or “Holders” means the Purchasers and Persons who acquire Warrants or Registrable Securities, directly or indirectly, from any of the Purchasers in accordance with the terms hereof.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Losses” shall have the meaning set forth in Section 6(a).

“Person” shall mean an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” shall mean (a) the Shares, (b) any issued and outstanding Warrant Shares and any Warrant Shares which may be acquired by the Holders upon exercise of the Warrants, if any, and (c) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Holders with respect to, in exchange for, or in substitution of, the Registrable Securities referenced in clauses (a) and (b) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction until, in the case of any such security, the earliest to occur of any of the following, upon the occurrence of which such security shall cease to be a Registrable Security: (a) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (b) the date on which either it is distributed to the public pursuant to Rule 144 or can be publicly sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders, (c) the date that it has been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (d) the date on which it otherwise ceases to be outstanding (for purposes of determining whether a Warrant Share is outstanding, a Warrant Share shall be deemed to be outstanding if it is issued and outstanding or if it may be acquired upon exercise of a Warrant that is issued and outstanding).

“Registration Statement” means the registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement, if any.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2. Registration.

(a) The Company shall as soon as possible, but in no event later than 30 days following the Closing Date, prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-3 (or on another appropriate form in accordance herewith). The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or (b) may be sold without volume restrictions pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) If a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission (the “Event”) within 180 days from the Closing Date (the “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: on each 30-day anniversary of the Event Date until the Registration Statement is declared effective, the Company shall issue to each Holder, at such Holder’s option on the Event Date, (i) a warrant (a “Warrant”), as liquidated damages and not as a penalty, to purchase shares of Common Stock equal to one and one-half percent (1.5%) (or a prorated portion thereof for any portion of the 30-day period) of the Shares issued to the Holder on the Closing Date pursuant to the Purchase Agreement (the “Warrant Shares”), at an initial exercise price equal to one hundred twenty percent (120%) of the closing bid price of the Common Stock on the business day before the Closing Date, subject to adjustment, evidenced by a warrant certificate in the form attached hereto as Exhibit A (the “Warrant Certificate”) or (ii) cash equal to one and one-half percent (1.5%) (or a prorated portion thereof for any portion of the 30-day period) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Shares then held by such Holder. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of the 30-day period prior to the cure of the Event and will accrue pro rata to each Holder until the date which is two (2) years after the Closing Date; provided, however, that should the Company be in breach of its obligations under this Agreement, such liquidated damages shall apply for so long as, and to the extent, such breach is continuing and such Holder holds Registrable Securities.

During any periods that the Company is unable to meet its obligations hereunder solely with respect to the registration of the Registrable Securities solely because any Holder fails to furnish required information in accordance with this Agreement within three trading days of the Company’s request for such information, any liquidated damages that are accruing at such time shall be tolled and the Event that may otherwise occur as a result of such delay shall be suspended, until such required information is delivered to the Company.

(c) The Company shall be permitted to suspend the effectiveness of any Registration Statement hereunder if (i) the Company provides at least 10 days’ prior written notice to Holders of the Company’s intention to make a public offering of its Common Stock within 30 days of such notice, other than a Registration Statement filed pursuant to this Section, and the Company is actively employing its commercially reasonable efforts to cause the registration statement covering such public offering of Common Stock to become and remain effective, (ii) a merger, acquisition, business combination or other similar transaction has been proposed and is being considered by the Company, or (iii) there is an event that the board of directors of the Company, in good faith and its reasonable discretion, upon advice of counsel, believes is material. Notwithstanding anything to the contrary in this Section 2, the Company shall not be permitted to suspend the effectiveness of any Registration Statement hereunder for more than 30 consecutive days at any one time or more than 60 days in any 12-month period and the Company shall use its reasonable best efforts to remove or list such suspension as promptly as practicable.

(d) In the event the number of shares available under the Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement, or both, so as to cover all of such Registrable Securities, in each case, as soon as practicable after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof and to remain effective under the same terms and conditions as the prior Registration Statement.

(e) If a Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall as promptly as reasonably practicable but not more than thirty (30) days amend the Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the Registrable Securities that as of the date of such filing were registered under the prior Registration Statement. If a subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as is reasonably practicable but not more than thirty (30) days after such filing and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

(f) In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided that the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

3. “Lock-Up” Agreements

In the event of an underwritten offering of shares of Common Stock, if requested by the managing underwriter of such underwritten offering, each Holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to (each, a “Disposition”) any Registrable Securities of the Company held by such holder (other than those included in such registration) for a period up to 90 days after the effective date of the Registration Statement unless the managing underwriter(s) agrees otherwise; provided, however, that all executive officers and directors of the Company, all holders of at least one percent (1%) of the Company’s equity securities (other than securities purchased from the Company at any time after the date of this Agreement in a registered public offering) are bound by and have entered into a similar agreement and the restrictions on transfer have not been waived in whole or in part with respect to any such executive officers, directors, holders or persons; provided further, that if and to the extent such officers, directors or holders of at least one percent (1%) or more of the Company’s equity securities are released from their obligations or such obligations are modified, the obligations of each Holder hereunder shall be similarly released or modified on a pro rata basis.

4. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) A reasonable time prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (i) furnish to the Purchasers and their designated counsel, copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person and not available on the EDGAR system), which documents will be subject to the review of Purchasers and such counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide counsel to the placement agents true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify Purchasers and their designated counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two business days prior to such filing) and (if requested by Purchasers and their designated counsel) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to Purchasers and their designated counsel); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, to the extent requested by such Holder, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 4(c).

(g) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction (i) where it is not then so qualified, (ii) that would subject the Company to any material tax in any such jurisdiction where it is not then so subject or (iii) that would require the Company to file a general consent to service of process in any such jurisdiction.

(h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 4(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 4(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(j) Comply with all applicable rules and regulations of the Commission.

(k) The Company may require each selling Holder to furnish to the Company the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement and, if required by the Commission, the Person thereof that has voting and dispositive control over the Registrable Securities.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with Nasdaq National Market, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

6. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, provided, however, the Company shall not be liable in any such case to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(v), the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(c). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and contains no covenants or obligations binding on the Indemnified Party.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties pursuant to a final judicial determination.

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the net proceeds actually received by such Holder from the sale of the Registrable Securities giving rise to such contribution obligation, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2(c) or 4(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the holders of at least a majority of the then outstanding Registrable Securities.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address or facsimile number for such notices and communications shall be delivered and addressed as set forth in the Purchase Agreement

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the holders of at least a majority of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 15 of the Purchase Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(m) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(n) No Other Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant to this Agreement) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders. Except for certain registration rights previously granted by the Company pursuant to a registration rights agreement, dated October 1, 2002, between the Company and funds affiliated with Sequoia Capital, the Company has not previously entered into any agreement granting registration rights with respect to any of its securities to any Person which have not been fully satisfied.

(o) Reporting Status. For so long as there are Registrable Securities outstanding, the Company shall file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(p) Financial Information. To the extent not filed with the Commission through EDGAR, the Company agrees to send to each Holder during the Effectiveness Period, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company with the Commission.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SABA SOFTWARE, INC.

By:	/s/ PETER E. WILLIAMS III
Name:	Peter E. Williams III
Title:	Chief Financial Officer

[PURCHASERS’ SIGNATURE PAGES TO FOLLOW]

[PURCHASER SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:	/s/ ARYEH DAVIS
Name:	Aryeh Davis
Title:	General Counsel

Notice to:	Aryeh Davis Carlos Rodrigues C/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., as Investment Advisor

By:	/s/ ARYEH DAVIS
Name:	Aryeh Davis
Title:	General Counsel

Notice to:	Aryeh Davis Carlos Rodrigues C/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

APPENDIX I

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes ☐ No

If yes, please indicate the nature of any such relationships below:

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer: ☐ Yes ☐ No If “yes,” please describe below

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Appendix I

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

Exhibit A

Form of Warrant Certificate